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			    EXHIBIT 4.3

              COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     COMMON STOCK PURCHASE AGREEMENT (this "Agreement") made as of the 31{st} day of August, 1999 by and among EP MEDSYSTEMS, INC. (the "Company") and the entities listed on Schedule I hereto (each, a "Purchaser" and collectively, the "Purchasers").

                               RECITALS

     WHEREAS, the Company desires to issue and sell to the Purchasers (i) an aggregate of 1,135,000 shares of its authorized but unissued Common Stock (as defined in Section 1.1) and (ii) warrants to purchase an aggregate of 567,500 shares of Common Stock; and

     WHEREAS, each Purchaser desires to purchase that number of shares of Common Stock and warrants shown next to its name on Schedule I hereto, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

     SECTION 1. SALE AND PURCHASE OF COMMON STOCK AND WARRANTS; CLOSING

           1.1  SUBSCRIPTION, SALE AND PURCHASE.

                (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company agrees to issue, sell and deliver to the Purchasers, and the Purchasers agree to purchase from the Company, an aggregate of (i) 1,135,000 shares of the Company's Common Stock, $.001 stated value per share (the "Common Stock") and (ii) warrants to purchase an aggregate of 567,500 shares of Common Stock (the "Warrants" and together with the Common Shares, the "Securities"). Hereinafter, "Common Shares" means the shares of Common Stock purchased by the Purchasers hereunder.

                (b) The quantity and aggregate purchase price for the Securities purchased by each Purchaser is as set forth on Schedule I hereto (the "Purchase Price").

           1.2  CLOSING.

                (a) The closing of the issuance and sale of the Securities to the Purchasers hereunder shall be held at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102-5400 as soon as practicable following the satisfaction or waiver of all the closing conditions set forth in Sections 4 and 5 but in no event later than September 1, 1999. As used herein "Closing" shall mean the closing of the issuance and sale of the Securities to the Purchasers hereunder and the "Closing Date" shall mean the date on which such Closing takes place.

                (b) At the Closing (or within three (3) business days of the Closing Date), against satisfaction or waiver of each of the conditions set forth in Sections 4 and 5, the Company shall deliver to each Purchaser (i) stock certificates representing the Common Stock to be purchased by each such Purchaser, duly executed by the Company, registered in each such Purchaser's name (or the name of its nominee), free of all restrictive and other legends (other than the legend specified in Section 8.2 and otherwise in form for good delivery) and (ii) a Warrant for Warrant Shares (as defined in the Warrant), all in the quantities set forth in Schedule I. At the Closing, against such delivery of said stock certificates and Warrants (or evidence satisfactory to the Purchasers that the stock certificates and Warrants will be delivered to the Purchasers within three (3) business days of the Closing Date) and subject to the satisfaction or waiver of each of the conditions set forth in Sections 4 and 5, the Purchasers will deliver to the Company, by wire transfer to a bank in the United States specified by the Company for the account of the Company, funds in an amount equal to the Purchase Price for the Securities being purchased hereunder. The Purchase Price shall be allocated on the basis of $2.745 per Common Share and $.01 per Warrant Share.

                (c) The Company and the Purchasers agree that at one or more subsequent closings to be held under this Agreement no later than September 10, 1999 (collectively the "Subsequent Closings" and each a "Subsequent Closing"), the Company may issue and sell to the Purchasers identified in Schedule I or one or more other accredited investors (within the meaning of Regulation D of the Securities Act of 1933, as amended, (the "Securities Act")) an aggregate of up to 1,135,000 Common Shares and warrants for 567,500 shares of Common Stock on the same terms and conditions as the Securities are issued and sold hereunder, with each such investor to sign a counterpart of this Agreement, and
Schedule I hereto, the Registration Rights Agreement and other related instruments being amended automatically to reflect the inclusion of such investor as a Purchaser hereunder. Each Subsequent Closing shall be held at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A. or such other mutually agreed location) at such date and time as may be agreed upon by such investors and the Company. As to each Subsequent Closing the terms and conditions of this Section 1.2 and Section 4 shall apply fully as of the date of such Subsequent Closing as though the date of each Subsequent Closing were the Closing Date hereunder, except for such adjustments as are necessary to reflect the Closing of the transactions contemplated thereby.

           1.3 NATURE OF OBLIGATIONS. The Company shall not be obligated to issue and sell less than those Securities specified on Schedule I to each Purchaser opposite its name. In committing to purchase the Securities under this Section 1, each Purchaser is contracting severally (and not jointly) to purchase only the number of Securities specified on Schedule I opposite its name. No Purchaser shall be obligated to purchase any Securities unless all of the Securities to be purchased by it as shown on Schedule I are tendered for purchase. The Company shall pay all costs and expenses (i) incurred by it in connection with this Agreement and contemplated transaction and (ii) provided the Purchase Price for the Securities being purchased by EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P. (together, "EGS") is received by close of business September 2, 1999, the costs and expenses of EGS and its legal counsel in connection with this Agreement and the contemplated transactions incurred through the date hereof, up to an aggregate of $10,000.

     SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each Purchaser as follows:

           2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each subsidiary as referred to in the SEC Reports (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's and the subsidiaries' business, properties, assets, operations or condition (financial or otherwise), taken as a whole.

           2.2 AUTHORIZATION. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement required to be executed and delivered by it pursuant to this Agreement (collectively, the "Company Agreements") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, and each other Company Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes (and, when executed and delivered against payment therefor as contemplated herein, each other Company Agreement will constitute) the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

           2.3 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and performance of this Agreement or any Company Agreement by the Company, the issuance of the Common Shares sold hereunder, the issuance of the Warrant Shares upon exercise of the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company and, do not and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding stock of the Company under its Amended and Restated Certificate of Incorporation or By-Laws, or any material indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under any such indenture, mortgage, lease, agreement or other intstrument as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries' business, properties, assets, operations or condition (financial or otherwise) taken as a whole).

           2.4  CAPITAL STOCK OF COMPANY.

                (a)   The authorized capital stock of the Company consists of:
(i) 5,000,000 shares of preferred stock of the Company, no par value per share, of which no shares are issued and outstanding; and (ii) 25,000,000 shares of Common Stock, no par value, $.00l stated value per share, of which 11,010,417 shares are issued and outstanding (including the offering contemplated hereunder) and all such outstanding shares are validly issued, fully paid and nonassessable, (iii) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Long Term Incentive Plan subject to Company shareholder approval, (iv) 360,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Director Option Plan, and (v) 1,016,957 shares of Common Stock reserved for issuance pursuant to existing non-plan stock options; of which with respect to the 1995 Long Term Incentive Plan, the 1995 Director Option Plan and other non-plan stock options, an aggregate of 1,806,845 options have been granted and are outstanding as of June 30, 1999.

                (b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Amended and Restated Certificate of Incorporation or By-Laws of the Company or by agreement or otherwise. Except as set forth in this Section 2.4, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

           2.5 VALID ISSUANCE OF THE SECURITIES. The Securities when issued, sold and delivered to each Purchaser in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable. There are no New Jersey state or city taxes, fees or other charges payable in connection with the execution or delivery of the Company Agreements or the Securities.

           2.6 CONSENTS AND APPROVALS. Except for filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person, not made or obtained, other than the filing with, and approval of, the NASDAQ National Market System ("NASDAQ") with respect to the listing of the Securities which will be made prior to Closing and the filing of any registration statement which may be filed pursuant to the Registration Rights Agreement, is required in connection with the execution or delivery of this Agreement or any Company Agreement by the Company, the offer, issuance, sale or delivery of the Securities, or the carrying out by the Company of the other transactions contemplated hereby. The issuance and sale by the Company of the Securities as contemplated hereby will not require compliance with the notification or other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, nor require any action by or approval of the Company's shareholders as such or of any other individual or entity which has not already been obtained.

           2.7 PRIVATE OFFERING. Assuming the accuracy of the Purchasers' representations and warranties contained in Section 3 herein, the offer, issuance and delivery to the Purchasers' pursuant to the terms of this Agreement of the Securities and, assuming compliance by the Purchasers with the terms of this Agreement and applicable law, the Securities, are exempt from registration under the Securities Act.

           2.8 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Company's Amended and Restated Certificate of Incorporation and By-Laws, as amended, in the form delivered to the Purchasers are true and correct copies of such documents and are in full force and effect.

           2.9 SEC FILINGS. The Company has delivered to the Purchasers, or has made available, prior to the date hereof true and correct copies of (i) its Annual Report on Form 10-KSB for its year ended December 31, 1998 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999 and (ii) all other reports and documents filed with the Securities and Exchange Commission (the "SEC") since January 1, 1999. All documents described in this
Section 2.9 are hereinafter referred to as the "SEC Reports." The Company has made all filings required to be made by it under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities laws of any state, and any rules and regulations promulgated thereunder. The Company's reports and other documents filed with the SEC pursuant to the Exchange Act conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is currently eligible to utilize a registration statement on Form S-3 with respect to the registration of the Registrable Securities (as defined in the Registration Rights Agreement) required by Section 1.2 of the Registration Rights Agreement contemplated by
Section 4.8 hereof.

           2.10 LITIGATION. Except as set forth in the SEC Reports, there is no pending or, to the knowledge of the Company, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby, or affecting in any material adverse respect the Company and its subsidiaries, taken as a whole.

           2.11 COMPLIANCE WITH LAWS. The Company and each subsidiary is in compliance with all laws, ordinances, rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, except where non-compliance would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and neither the Company nor any subsidiary has received written notice of any claimed default with respect to such laws, ordinances, rules and regulations.

           2.12 FINANCIAL STATEMENTS.

                (a) (i) The audited consolidated balance sheets and shareholders' equity of the Company and its subsidiaries as of December 31, 1998 and 1997, and (ii) the audited consolidated statements of income and cash flow of the Company and its subsidiaries, for the two years ended December 31, 1998 and 1997, together with the notes thereto, copies of all of which have heretofore been furnished to the Purchasers, or have been made available, in each case, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, in conformity with generally accepted accounting principles, consistently applied ("GAAP"). The audited consolidated balance sheet dated December 31, 1998 is referred to herein as the "Balance Sheet".

                (b) Since December 31, 1998 (the "Balance Sheet Date"), there has been no material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

           2.13 ASSETS. The Company and each subsidiary has good and marketable title to all of the real and personal properties and assets reflected on the Balance Sheet as being owned by the Company or such subsidiary at the Balance Sheet Date, except for properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date or that are not material to its business.

           2.14 TAX MATTERS. The Company and each subsidiary has filed all U.S. Federal, state, local, foreign and other tax returns which were required to be filed on or before the date hereof and has paid all taxes which have become due and payable. All such reports and returns (copies of which have been made available to the Purchasers) were materially accurate and complete when filed and reflect all taxes required to be paid by the Company and its subsidiaries for the periods reported therein. No tax returns or reports of the Company or any subsidiary are or ever have been under audit.

           2.15 PATENTS, TRADEMARKS, PROPRIETARY RIGHTS.

                (a) To the Company's knowledge, each of the Company and its subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a material adverse effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, service marks, trade names, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a subsidiary and are material to the conduct of the Company's or a subsidiary's business.

                (b) To the Company's knowledge, the Company's and each subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

           2.16 INSURANCE. All the insurable properties of the Company and the subsidiaries are insured for the benefit of the Company and the subsidiaries against all risks usually insured against by persons operating similar properties in the locality where such properties are located under valid and enforceable policies issued by insurance companies of recognized responsibility in reasonably sufficient amounts.

           2.17 USE OF PROCEEDS. The proceeds from the sale of the Securities will be used by the Company for working capital purposes including research and development expenses.

           2.18 ENVIRONMENTAL COMPLIANCE.

                (a) Neither the Company nor any subsidiary has generated, stored, treated, discharged or disposed of any hazardous substances or hazardous waste in violation of any applicable law or regulation, nor is the Company or any subsidiary aware of any allegations that any such violations have occurred. Neither the Company nor any subsidiary is aware of any claims, investigations, litigation or administrative proceedings, whether actual or threatened, against the Company or any subsidiary relating to any environmental contamination of any property owned, used or leased by any of them or arising out of any alleged violation of any environmental law or regulation.

                (b) To the Company's knowledge, none of the real property owned and/or occupied by the Company or any subsidiary has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, treat, store, handle or dispose of "Hazardous Substances" or "Hazardous wastes," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, ET SEQ., or applicable state and local laws, or any regulations issued under any such laws.

           2.19 MINUTE BOOKS. The minute books of the Company and its subsidiaries heretofore made available for inspection by the Purchasers contain summaries of all meetings of directors and shareholders since the incorporation of the Company or such subsidiary, as applicable, and reflect accurately in all material respects all transactions referred to in such minutes or records.

           2.20 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any subsidiary thereof is bound by or subject to, any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any such subsidiary thereof. There is no strike or other labor dispute involving the Company or any subsidiary thereof pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, nor is the Company aware of any labor organization activity involving any of the employees of the Company or any subsidiary thereof.

           2.21 COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock on NASDAQ, and such Common Stock is currently listed and traded on NASDAQ subject to NASDAQ acknowledgment of its receipt of the listing fee for the Securities being issued hereunder and amendments to the listing of the Company's options.

           2.22 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION IN REGARD TO THIS TRANSACTION. The Company has not conducted any general solicitation (as that term is used in Regulation D) with respect to any of the Securities, nor has it made any offers or sales of any Securities or solicited any offers to buy any Securities, under circumstances that would require registration of the Securities under the Securities Act.

           2.23 THIRD PARTY CONSENTS; BUSINESS NOT IN VIOLATION. The Company has obtained from third parties all consents necessary to consummate the transactions contemplated hereby and by the other Company Agreements. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations or potential violations which either individually or in the aggregate do not and will not have a material adverse effect on the Company and the subsidiaries business, properties, assets, operations or condition (financial or otherwise) taken as a whole.

           2.24 NO INTEGRATION. Neither the Company nor any of its subsidiaries nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers ("NASD"), as applicable.

           2.25 INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           2.26 PERMITS. Each of the Company and its subsidiaries possesses all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct its business as described in the SEC Reports except where the failure to possess such permits would not, individually or in the aggregate, have a material adverse effect on the Company or its subsidiaries, or their businesses, properties, assets, operations or condition (financial or otherwise) taken as a whole ("Material Permits"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

           2.27 YEAR 2000 COMPLIANCE. Each of the Company and its subsidiaries has initiated a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, the Company believes that the computer applications that are currently material to the business and operations of each of the Company and its subsidiaries are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not either individually or in the aggregate have a material adverse effect on the Company and its subsidiaries business, properties, assets, operations or condition (financial or otherwise) taken as a whole.

           2.28 FULL DISCLOSURE. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3. PURCHASERS' REPRESENTATIONS AND WARRANTIES

     The Purchasers understand that the sale to them of the Securities will not be registered under the Securities Act, on the grounds that the sales provided for in this Agreement are exempt pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under Section 4(2) of the Securities Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchasers' representations, warranties, covenants and acknowledgments set forth in this Section 3.

           3.1 PRE-EXISTING ENTITY. Each Purchaser that is an entity represents and warrants to the Company that it was not organized for the specific purpose of purchasing the Securities purchased by it hereunder.

           3.2 PRINCIPAL PLACE OF BUSINESS. Each Purchaser represents and warrants to the Company that the address of its principal place of business or residence is as set forth on Schedule I hereto.

           3.3 PURCHASE WITHOUT VIEW TO DISTRIBUTE. Each Purchaser represents and warrants to the Company that the Securities to be purchased by it are being acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the Securities Act, and the rules and regulations thereunder, and such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose any of the Securities in violation of the Securities Act or any applicable state securities laws.

           3.4 RESTRICTIONS ON TRANSFER. Each Purchaser (i) acknowledges that the Securities are "Restricted Securities" under the Federal securities laws and are not registered under the Securities Act, (ii) acknowledges that the Securities to be acquired by it must be held indefinitely by it unless they are subsequently registered under the Securities Act or an exemption from registration is available, (iii) is aware that any routine sales under Rule 144 of the SEC under the Securities Act of Securities may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iv) is aware that Rule 144 is not presently available for use by the Purchaser for resale of any such Securities and (v) is aware that, except as provided in Section 4.8 herein, the Company is not obligated to register under the Securities Act any sale, transfer or other disposition of the Securities.

           3.5 ACCESS TO INFORMATION. Each Purchaser confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company and its subsidiaries, and to acquire, and such Purchaser has received to its satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and its subsidiaries and the terms and conditions of the offering as it has requested.

           3.6  ADDITIONAL REPRESENTATIONS OF THE PURCHASER.   Each Purchaser
represents and warrants that (i) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, (ii) its financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of its investment in the Securities, (iii) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement, (iv) it has all requisite power and authority to execute, deliver and perform this Agreement, (v) and the purchase of the Securities by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and binding obligation of such Purchaser, and is enforceable against such Purchaser in accordance with its terms, and (vi) it has no contract, arrangement or understanding with any broker, finder of similar agent with respect to the transactions contemplated by this Agreement.

           3.7 LEGENDS. Each Purchaser understands that the certificates evidencing the Common Shares shall bear the legend set forth in Section 8.2 herein.

     SECTION 4.CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

     Each Purchaser's obligation to purchase and make payment for the Securities subscribed for hereunder by it on the Closing Date is subject, at its option, to the satisfaction of each of the following conditions:

           4.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties contained in Section 2 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Company shall have so certified to the Purchasers in writing.

           4.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have so certified to the Purchasers in writing.

           4.3 OPINION OF COUNSEL TO THE COMPANY. On the Closing Date, the Purchasers shall have received an opinion from counsel for the Company, dated the Closing Date, which shall be in a form reasonably acceptable to the parties.

           4.4 PROCEEDINGS; CERTIFIED COPIES. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, and all documents incident thereto, shall be satisfactory in form and substance to the Purchasers. The Purchasers shall have received such certified copies or other copies of such documents as they may reasonably request.

           4.5 NO PROCEEDING OR LITIGATION. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

           4.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change since the Balance Sheet Date in the business, properties, assets, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

           4.7 BLUE SKY COMPLIANCE. The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Securities sold at the Closing.

           4.8 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered a Registration Rights Agreement in the form attached hereto as Exhibit A.

           4.9 WARRANT. The Company shall have executed and delivered a Warrant in the form attached hereto as Exhibit B.

           4.10 NASDAQ LISTING. The Securities shall have been approved for listing on NASDAQ subject to NASDAQ's acknowledgment of receipt of the appropriate filing fees.

     SECTION 5.CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

     The Company's obligation to sell the Securities subscribed for by the Purchasers on the Closing Date is subject, at the Company's option, to the satisfaction of each of the following conditions:

           5.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date and the Purchasers shall have so certified to the Company in writing.

           5.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchasers shall have so certified to the Company in writing.

           5.3 NO PROCEEDING OR LITIGATION. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

     SECTION 6.COVENANTS OF THE COMPANY PRIOR TO CLOSING

           6.1 OPERATION OF BUSINESS IN ORDINARY COURSE. Prior to the Closing, the Company and each subsidiary will operate its business only in the usual and normal course.

           6.2 CONDITIONS PRECEDENT. The Company and the Purchasers shall use their best efforts to cause the conditions specified in Sections 4 and 5 to be satisfied by the Closing Date.

     SECTION 7.COVENANTS OF THE PARTIES AFTER CLOSING

           7.1 RULE 144. The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144 (c) (1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by the holders of the Securities, the Company will furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

           7.2 DELIVERY OF FINANCIAL STATEMENTS. From the Closing Date and for as long as each Purchaser owns 5% or more of the outstanding Common Stock, the Company shall deliver to Purchaser, a copy of each and every report on Form 10-KSB, Form 8-K, Form 10-QSB, Proxy Report and all other reports filed by the Company or any subsidiary with the SEC within fifteen (15) days of such filing.

           7.3 INSPECTION. From the Closing Date and for as long as each Purchaser owns 5% or more of the outstanding Common Stock, upon reasonable advance written notice, the Company and each subsidiary shall permit such Purchaser, at its expense, to visit and inspect the properties of the Company and each of its subsidiaries during normal business hours, and to discuss its affairs, finances, and accounts with its executive officers in each case for any purpose reasonably related to such Purchaser's investment in the Company, provided that such Purchaser shall agree not to disclose any confidential information received as a result thereof. Any such Purchaser is authorized to disclose to any one or more of the other Purchasers any information it discovers as a result of such inspections, provided such other Purchaser agrees not to disclose any confidential information received. The rights set forth in this Section 7.3 shall be in addition to and not in lieu of the rights of inspection that any holder of Securities may have under applicable law.

           7.4 WAIVERS' CONSENTS, ETC. Compliance with any of the covenants in this Section 7 may be waived, either generally or in the particular instance, and any consent required thereunder may be given, by holders of Common Shares sufficient to consent to an amendment to this Agreement under
Section 10.8.

           7.5 RIGHT OF FIRST REFUSAL. In the event that at any time or from time to time during the period ending February 29, 2000, the Company proposes to issue or sell any equity securities or debt securities which are convertible into or exchangeable for its Common Stock (other than (i) securities issued or sold pursuant to an underwritten public offering by the Company, (ii) securities issued or sold or in connection with a merger or consolidation or sale of all or substantially all of the Company's assets, (iii) securities issued under or pursuant to the Company's stock option plans as may have been or may be amended (with approval of the Company's Board of Directors) from time to time, (iv) securities issued upon exercise of warrants or options outstanding on the date hereof or, in the case of options, granted pursuant to the stock option plans referred to in clause (iii) above, and (v) securities issued to any third party that is reasonably determined by the Company's Board of Directors to constitute a prospective strategic partner, then the Company shall give written notice (the "Proposal Notice") to the Purchaser of such proposed issuance specifying the terms and conditions thereof in reasonable detail, and the Purchaser shall have the right, exercisable by written notice delivered within 15 business days of the date of receipt by the Purchaser of the Proposal Notice, to subscribe for and purchase its pro-rata portion (as compared with the other Purchasers hereunder) of all or some of the Common Stock or other securities proposed to be issued, on the same terms and conditions specified in the Proposal Notice. To eliminate doubt, the parties have agreed that any medical device manufacturer or distributor shall be deemed to be a prospective strategic partner. If (i) the notice required to be given pursuant to this Section 7.5 has been duly given and (ii) the Purchaser has not subscribed for or purchased within the 15 business day option period prescribed in this Section 7.5 all or some of the Common Stock or other securities proposed to be issued, then the Company shall have the right, for a period of 90 calendar days from the expiration of such 15 business day option period, to sell such Common Stock or other securities on terms and conditions no more favorable to the purchaser thereof as the terms and conditions offered to the Purchaser.

           7.6 FILING OF CURRENT REPORT ON FORM 8-K. On or before the second business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction consummated at the Closing.

           7.7 FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.

     SECTION 8.COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFERABILITY OF COMMON SHARES.

           8.1 COMPLIANCE WITH SECURITIES ACT. The Common Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of any such transfer.

           8.2 RESTRICTIVE LEGEND. Each certificate representing the Common Shares and any shares of Common Stock or other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation, similar event, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND THE TRANSFERABILITY HEREOF IS SUBJECT TO THE PROVISIONS OF A COMMON STOCK AND WARRANT PURCHASE AGREEMENT BY AND AMONG EP MEDSYSTEMS, INC. AND THE PURCHASERS LISTED ON SCHEDULE I THERETO."

           8.3 RESTRICTIONS ON TRANSFERABILITY. Until the Common Shares are registered under the Securities Act, the Company shall not be required to register the transfer of the Common Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer. Each certificate for Common Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Section 8.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law.

           8.4 TERMINATION OF RESTRICTIONS ON TRANSFERABILITY. The conditions precedent imposed by this Section 8 upon the transferability of the Common Shares shall cease and terminate as to any of the Common Shares when (i) such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, or (ii) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of Section 8.3 to the effect that the restrictive legend on such securities is no longer required, or (iii) when such securities are transferable in accordance with the provisions of Rule 144 (k) promulgated under the Securities Act and Section 8.3 above. Whenever the conditions imposed by this Section 8 shall terminate as hereinabove provided with respect to any of the Common Shares, the holder of any such securities bearing the legend set forth in this Section 8 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) new stock certificates not bearing such legend.

     SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made herein and in the certificates delivered pursuant hereto are made as of the date hereof and shall survive the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder for a period of one year.

     SECTION 10.MISCELLANEOUS.

           10.1 OWNER OF COMMON SHARES. The Company may deem and treat the person in whose name the Securities are registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

           10.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, executors, personal representatives, heirs and permitted assigns of each of the parties hereto.

           10.3 BROKER OR FINDER. Each party to this Agreement represents and warrants that, to the best of its knowledge, no broker or finder has acted for such party in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify each Purchaser against, and hold it harmless from, any liability, cost, or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Company, and each Purchaser shall indemnity the Company against, and hold the Company harmless from, any liability, cost, or expense (including reasonable attorneys fees and expenses) resulting from any agreement, arrangement, or understanding made by such Purchaser with any third party, for brokerage or finder's fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

           10.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

           10.5 NOTICE. Any notice or other communications required or permitted hereunder shall be deemed given when delivered personally, or upon receipt by the party entitled to receive the notice when sent by registered or certified mail, postage prepaid, or by a recognized national overnight courier service addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

To the Company:       EP MedSystems, Inc.
                      100 Stierli Court, Suite 107
                      Mount Arlington, NJ  07856
                      Attention:  David Jenkins, President

To any Purchaser:At its address set forth on Schedule I hereto

Notice to any holder of Securities other than a Purchaser shall be given in a like manner to such holder at the address reflected in the Company's records.

           10.6 FULL AGREEMENT. This Agreement, together with the Securities and the Exhibits and Schedules attached hereto or delivered herewith, and any other documents delivered herewith, sets forth the entire understanding of the parties with respect to the transactions contemplated hereby.

           10.7 HEADINGS. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

           10.8 AMENDMENT. This Agreement may be modified, amended or changed only with the written consent of the Company and the holders of at least 75.0% of the Common Shares then outstanding.

           10.9 SCHEDULES AND EXHIBITS. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall be deemed to be disclosed with respect to any other paragraph or section (whether or not an explicit cross-reference appears) should the existence of such fact or item or its contents be relevant to that other paragraph or section.

           10.10 COUNTERPARTS.   This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                       [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has fully executed this Agreement on the date first set forth above.


EP MEDSYSTEMS, INC.



By:__________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASERS:

EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.


By:___________________________________
Name:
Title:

EGS PRIVATE HEALTHCARE COUNTERPART, L.P.


By:___________________________________
Name:
Title



______________________________________
Daryel Fry


______________________________________
Steven E. Gross


______________________________________
David W. Mortara

                              SCHEDULE I

PURCHASER                                 NUMBER OF COMMON         NUMBER OF       PURCHASE PRICE
                                               SHARES               WARRANT
                                                                    SHARES
EGS Private Healthcare Partnership,     875,000              437,500                      $ 2,406,250
L.P.
350 Park Avenue
New York, NY 10022
Attn: Abhijeet J. Lele

EGS Private Healthcare Counterpart,     125,000              62,500                      $    343,750
L.P.
350 Park Avenue
New York, NY 10022
Attn: Abhijeet J. Lele

David W. Mortara Ph.D.                  50,000               25,000                      $    137,500
c/o EP MedSystems, Inc.
100 Stierli Court
Mount Arlington, NJ 07856

Daryel Fry                              50,000               25,000                      $    137,500
c/o EP MedSystems, Inc.
100 Stierli Court
Mount Arlington, NJ 07856

Steven E. Gross                         35,000               17,500                      $      96,250
c/o EP MedSystems, Inc.
100 Stierli Court
Mount Arlington, NJ 07856
   TOTAL                                1,135,000            567,500                      $ 3,121,250

                               EXHIBIT A
                     REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of the 31{st} day of August 1999, by and between EP MedSystems, Inc., a New Jersey Corporation (the "Company"), and the purchasers listed on the signature page hereof (the "Purchaser").

                               RECITALS

     WHEREAS, the Company and the Purchaser are parties to the Common Stock and Warrant Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement") of which the Purchaser is one of the purchasers listed on Schedule I thereto (the "Schedule I Purchasers"), each of whom is receiving a form of registration rights agreement identical to this Agreement; and

     WHEREAS, in order to induce the Company to enter into the Stock Purchase Agreement and to induce the Purchaser to invest funds in the Company pursuant to the Stock Purchase Agreement, the Purchaser and the Company hereby agree that this Agreement shall govern the rights of the Purchaser to cause the Company to register shares of Common Stock issuable to the Purchaser and certain other matters as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

     SECTION 1.REGISTRATION RIGHTS

      The Company covenants and agrees as follows:

           1.1  DEFINITIONS. For purposes of this Section 1:

                (a) The term "Act" means the Securities Act of 1933, as amended.

                (b) The terms "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                (c) The term "Holder" means the Purchaser and any transferees of Registrable Securities permitted in accordance with Section 1.12.

                (d) The term "Other Securities" means all securities which may be, or are requested to be, included in a registration, other than newly issued shares of Common Stock not issued pursuant to the exercise or conversion of warrants, options or other convertible securities, except as provided in the registration rights agreements identified in Schedule 2.10 hereto.

                (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (f) The term "Registrable Securities" means the Common Stock issued pursuant to the Stock Purchase Agreement (the "Common Shares") or any shares of Common Stock issued to the Purchaser or any Holder upon the exercise of the Warrants (as defined in the Stock Purchase Agreement) by either (i) the payment of the Exercise Price (as defined in the Warrant) (the "Paid For Warrant Shares") or (ii) the cashless exercise of the Warrant pursuant to
Section 1(b) of the Warrant (the "Cashless Exercised Warrant Shares"); PROVIDED, HOWEVER, Registrable Securities shall include, but not be limited to, a number of shares of Common Stock equal to no less than 100% of the maximum number of shares of Common Stock which would be issuable upon exercise of the Warrants, assuming such exercise occurred either (x) on the Closing Date or
(y) the date preceding the date of filing of the Registration Statement, whichever date would produce a greater number of Registrable Securities. Such registered shares of Common Stock shall be allocated among the holders pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement is declared effective by the Commission.

                (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issued pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (h)   The term "SEC" means the Securities and Exchange
Commission.

                (i) The term "Warrant Shares" shall mean both the Paid For Warrant Shares and the Cashless Exercised Warrant Shares.

           1.2  SHELF REGISTRATION.

                (a) The Company shall, subject to the limitations specified in this Agreement (i) file a shelf registration statement on Form S-3 or any other form available to the Company as soon as practicable but in any event within thirty (30) days from the date hereof (the "Filing Date") covering the registration under the Act of all Common Shares then outstanding to be offered or sold on a delayed or continuous basis as provided by this Agreement, pursuant to Rule 415 of the Act (the "Shelf Registration Statement"); and (ii) maintain the effectiveness of the Shelf Registration Statement until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities may be immediately sold without restriction (including without limitation as to volume by each Holder thereof) and without registration under the Securities Act.

                (b) At any time prior to September 1, 2004, in case the Company shall receive from the Holders of at least fifty percent (50%) of the Warrant Shares a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or part of such Warrant Shares owned by such Holder or Holders, the Company shall promptly give written notice of the proposed registration and any related qualification or compliance, to all other Holders, and shall subject to the limitations specified in this Agreement (i) file a shelf registration statement on Form S-3 or any other form available to the Company as soon as practicable (the "Warrant Share Filing Date") covering the registration under the Act of all requested Warrant Shares then outstanding to be offered or sold on a delayed or continuous basis as provided by this Agreement, pursuant to Rule 415 of the Act (the "Warrant Share Shelf Registration Statement"); and (ii) maintain the effectiveness of the Warrant Share Shelf Registration Statement until such date as is the earlier of (i) the date on which all of the Warrant Shares so requested have been sold and (ii) the date on which the Warrant Shares so requested may be immediately sold without restriction (including without limitation as to volume by each Holder thereof) and without registration under the Securities Act.

                (c) If any offering pursuant to Section l.2 (a) hereof involves an underwritten offering, an underwriter will be selected by the Holders of three-fourths of the Registrable Securities then outstanding and
shall be reasonably acceptable to the Company.   In such event, the right of
any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder and requested by such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all Other Securities (as defined below) are first entirely excluded from the underwriting.

                (d) Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental (a "Detrimental Condition") to the Company and its shareholders for a registration statement to be filed or to become or remain effective, as the case may be, (i) the Company shall have the right to defer taking action with respect to the filing of the Shelf Registration Statement or Warrant Share Shelf Registration Statement, as the case may be, for a period of not more than ninety (90) days after the Filing Date or the Warrant Share Filing Date, as the case may be, (ii) in case a Shelf Registration Statement or a Warrant Share Registration Statement, as the case may be, has been filed but has not become effective, the Company may cause such registration statement to be withdrawn or may postpone amending or supplementing such registration statement until such Detrimental Condition no longer exists, but in no event for more than ninety (90) days, (iii) in case a Shelf Registration Statement or a Warrant Share Registration Statement, as the case may be, has been filed and has become effective, the Company may postpone amending or supplementing such registration statement until such Detrimental Condition no longer exists, but in no event for more than ninety (90) days or
(iv) require all Holders to suspend or cease selling any Registrable Securities until such Detrimental Condition no longer exists, but in no event for more than ninety (90) days, PROVIDED that the Company's right pursuant to this
Section 1.2(d) to give notice of a Detrimental Condition may not be exercised for more than one hundred twenty (120) days in any twelve (12) month period hereunder. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Detrimental Condition for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. The following events or circumstances may be a Detrimental Condition: a pending material acquisition, merger or sale or purchase of assets, pending or threatened material litigation, pending or threatened material regulatory or governmental action, pending material change in the business, prospects, condition (financial or other) or properties of the Company in each case, only for so long as disclosure thereof has not been made in any press release or any filing under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The foregoing list is for illustrative purposes only and is not meant to be exclusive.

                (e) If the Company shall give any notice of postponement or withdrawal of any registration statement or of suspension of selling the Registrable Securities in accordance with subsection (d) above, the Company shall not, during the period of postponement, withdrawal or suspension pursuant to clauses (i), (ii), (iii) or (iv) of the prior paragraph, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to the immediately preceding paragraph, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under this Section 1.2 (whether pursuant to the immediately preceding paragraph, or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Detrimental Condition that caused such withdrawal or postponement no longer exists (but in no event later than ninety (90) days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section
1.2 (unless the Holder shall have withdrawn such request).

           1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar plan or a SEC Rule 145 transaction) at any time prior to (i) September 1, 2001 as to both the Common Shares and all Warrant Shares or (ii) September 1, 2004 as to only the Paid For Warrant Shares, the Company shall, at such applicable time, promptly give each Holder of such securities written notice of such registration. Upon the written request of each Holder of such securities given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.8 and Section 2.10, cause to be registered under the Act only those securities held by each Holder properly noticed pursuant to this Section 1.3 that each such Holder has requested to be registered. No registration effected pursuant to this Section 1.3 shall relieve the Company of its obligations to effect the required registration pursuant to Section 1.2. Any Holder shall have the right to withdraw his request for inclusion of its properly noticed securities under this Section 1.3 in any registration statement pursuant to this Section 1.3 by giving written notice to the Company of its request to withdraw prior to the filing of such registration statement.

           1.4 OBLIGATIONS OF THE COMPANY. When required under this Section 1 to effect the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a Shelf Registration Statement or, if applicable, any other form of registration statement, as the case may be, with respect to the Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as soon as possible after such registration statement was filed and to keep such Shelf Registration Statement effective for the period specified in Section 1.2(a); provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders (the "Holders' Counsel") participating in the planned offering (selected by the Holders of three-fourths of the Registrable Securities then outstanding included in such registration), and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders whose Registrable Securities are covered by the Shelf Registration Statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its reasonable best efforts to register and qualify the securities covered by the Shelf Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders whose Registrable Securities are covered by the Shelf Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction.

                (e) In the event the Registrable Securities are to be sold through an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holders proposing to distribute Registrable Securities through such underwritten public offering shall also enter into and perform their obligations under such an agreement.

                (f) In the event the Registrable Securities are to be sold through an underwritten public offering, use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company addressed to the underwriters, stating that such accountants are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder, and otherwise in form and in substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering.

                (g) Promptly notify (i) each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective,
(B) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue-sky laws of any jurisdiction or the initiation of any proceeding for such purpose, and (D) when a prospectus relating to the registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (ii) Holders' Counsel and each managing underwriter of any request by the SEC for amendments or supplements to such registration statement or prospectus related thereto or for additional information. If the notification relates to an event described in clause
(i)(D), the Company shall, in accordance with paragraph (b) of this Section 1.4, promptly prepare and furnish to each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

                (h) Cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereto.

                (i) Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                (j) (i) Cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa 2-1 of the Exchange Act or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, use its reasonable best efforts to take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD").

                (k) Provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                (l) Deliver promptly to Holders' Counsel and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by Holders' Counsel, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by Holders' Counsel or such underwriter, attorney, accountant or agent in connection with such registration statement.

                (m) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

                (n) Upon written request, furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one conformed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

           1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 (including without limitation, to maintain the accuracy of information previously furnished by the Holders for use in the Shelf Registration Statement) with respect to the Registrable Securities of the Holders whose Registrable Securities are covered by the Shelf Registration Statement that each of such Holders shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company or required to effect the registration of such Holders' Registrable Securities.

           1.6  EXPENSES OF REGISTRATION.

                (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 1, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company and (vi) fees and disbursements of the Company's independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company.

                (b) The Company shall pay all Expenses (other than underwriting discounts and commissions and any transfer taxes) with respect to any registration pursuant to Section 1.2, whether or not such registration statement becomes effective or remains effective for the period contemplated by
Section 1.2(a).

                (c)   Notwithstanding the foregoing, (i) the provisions of this
Section 1.6 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (iii) the Company shall, in the case of all registration under this Section 1, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

           1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all Expenses incurred in connection with any registration filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), but excluding underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Securities.

           1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned as provided in Section 2.10 and thereafter pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders, with Other Securities being eliminated in their entirety first). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporate partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

           1.9 DELAY OF REGISTRATION. The Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

           1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder whose Registrable Securities are covered by the Registration Statement, its directors, officers, fiduciaries, employees and shareholders, members, managers, or general or limited partners (and the directors, officers, employees and shareholders thereof), any underwriter (as defined in the Act) for such Holders and each person, if any, who controls such Holders or underwriter within the meaning of the Act or the Exchange Act, and each officer, director, employee, shareholder or partner of such underwriter, against any losses, claims, damages, or liabilities (joint or several) or actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's prior written consent), to which they may become subject under the Act, the Exchange Act or any state securities law, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) ("Claims") or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, summary prospectus or final prospectus contained therein or any amendments or supplements thereto, together with documents incorporated by reference therein,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act, any state securities law or NASDAQ; and the Company will pay, as incurred, to such Holders, and each such underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action or proceeding; provided, however, that (A) the indemnity agreement contained in this Section 1.10 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), (B) the Company shall not be liable in any case for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holders, or any such underwriter or controlling person. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                (b) To the extent permitted by law, each Holder whose Registrable Securities are covered by the Shelf Registration Statement will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, fiduciaries and employees and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 1.10 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this Section 1.10 exceed the net proceeds from the offering received by such Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                (c)   Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; or (ii) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 30 days after receiving notice from such indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.10.

                (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Claim or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If, however, the allocation provided in the first sentence of this paragraph is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified parry in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 1.10(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences
of this Section 1.10(d).   The amount paid or payable in respect of any Claim
shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 1.10(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 1.10(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 1.10(b).

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f)   The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

           1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                (b) take such action as is necessary to maintain the Holder's ability to utilize Form S-3 for the sale of their Registrable Securities;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns over one percent (1%) of the outstanding common stock of the Company, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the Exchange Act (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           1.12 ASSIGNMENT OF REGISTRATION RIGHTS.

                (a) The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignees of such securities who acquires at least one percent (1 %) of the Registrable Securities (as adjusted for stock splits, combinations and the like), provided:
(i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.14 below; and (iii) such assignment shall be effective only if such transfer is exempt from registration under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holding of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                (b) Subject to clause (a) above, the right to have the Company register the Registrable Securities pursuant to this Section 1 may not otherwise be assigned; provided, however, that (i) any heir or the estate of a Holder which acquires the Registrable Securities from such Holder by will or intestate succession shall be entitled to have the Company register the Registrable Securities pursuant to this Section 1 (provided that such heirs or such estate shall have a single attorney-in-fact for the purpose of exercising any rights, receiving any notices or taking any action under this Section 1), and (ii) any individual Holder may sell, assign or transfer Registrable Securities to his or her spouse or children or to a trust established for the benefit of his or her spouse, children or himself or herself, and such transferee shall he entitled to have the Company register the Registrable Securities pursuant to this Section 1, if, and only if, such transferee agrees in writing to be bound by the terms of this Agreement. In each such event and for purposes of this Agreement, the term "Holder" as used herein shall include all such heirs, such estate or such transferees.

           1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of three-fourths of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included.

           1.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration, and each Holder agrees to enter into an agreement to such effect with such underwriter; provided, however, that
(a) all officers and directors of the Company enter into similar agreements,
(b) such market stand-off time period shall not' exceed 120 days, and (c) the market stand-off period provided by this Section 1.14 shall be effective with respect to only one registration statement designated by the Company. If the underwriters agree to any waivers of such restrictions, then the Holders shall be entitled to sell, transfer or dispose of the same number or amount of securities of the Company as the person or entity receiving such waiver, upon the same terms and conditions set forth in such waiver,

           In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

           1.15 NO REQUIRED SALE. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     SECTION 2.MISCELLANEOUS

           2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, and provided that the transfer or assignment is in accordance with the terms hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including any permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New Jersey without regard to principles of conflicts or choice of laws.

           2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or by a recognized national overnight courier and addressed to the party to be notified at the address indicated for such party in the Stock Purchase Agreement, or at such other address as such party may designate by ten
(10) days' advance written notice to the other parties.

           2.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of three-fourths of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.6 shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

           2.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           2.8 NOMINEES FOR BENEFICIAL OWNERS. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

           2.9  NO INCONSISTENT AGREEMENTS.  Except as provided in Schedule
2.10 hereto and granted to the other Schedule I Purchasers, the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of the holders of the majority of the Registrable Securities then outstanding, neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. Except (i) as provided in Schedule 2.10 hereto and
(ii) for up to an aggregate of up to 50,000 shares of its securities, the Company has not previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any person or entity.

           2.10 PRIOR REGISTRATION RIGHTS. The Purchaser acknowledges that its rights and obligations under this Agreement are granted subject to (i) the prior registration rights identified in Schedule 2.10 hereto and (ii) the rights granted to the other Schedule I Purchasers.

           2.11 NO PIGGYBACK ON REGISTRATIONS.  Except as provided in Schedule
2.10 hereto and provided to the other Schedule I Purchasers, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a registration statement hereunder, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein (but only to the extent such rights are then in effect), and is not otherwise in conflict with the provisions of this Agreement.

           2.12 MOST FAVORED REGISTRATION RIGHTS. The Company shall not grant to any person any registration rights ("New Registration Rights") with respect to securities of the Company if such New Registration Rights are, in the reasonable opinion of the Purchaser, superior in any material fashion to the registration rights granted to the Purchaser pursuant to this Agreement (but only to the extent such rights are then in effect), unless the holders of a majority of the Registrable Securities consent to such New Registration Rights in writing.

           2.13 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.




                       [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EP MEDSYSTEMS, INC.


By:___________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASER:

EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.


By:_________________________________
Name:
Title:
Address:350 Park Avenue
           New York, NY 10022
           Attn: Abhijeet J. Lele

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EP MEDSYSTEMS, INC.


By:___________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASER:

EGS PRIVATE HEALTHCARE COUNTERPART, L.P.


By:_________________________________
Name:
Title:
Address:   350 Park Avenue
           New York, NY 10022
           Attn: Abhijeet J. Lele

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EP MEDSYSTEMS, INC.


By:___________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASER:

DARYEL FRY


By:_________________________________
Name:Daryel Fry, individually
Address:

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EP MEDSYSTEMS, INC.


By:___________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASER:

DAVID W. MORTARA, PH.D.


By:_________________________________
Name:David W. Mortara, Ph.D., individually
Address:

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

EP MEDSYSTEMS, INC.


By:___________________________________
Name:David A. Jenkins
Title:President and Chief Executive Officer


PURCHASER:

STEVEN E. GROSS, ESQ.


By:_________________________________
Name:Steven E. Gross, Esq., individually
Address:

                             SCHEDULE 2.10


1. Registration Rights Agreement between the Company and the Purchasers named therein dated April 9, 1998.

2. Registration Rights Agreement by and between the Company and Tracy E. Young dated May 24, 1996.

3. Letter Agreement between the Company and American Medical Electronics, Inc., dated April 22, 1994.

4.   Letter Agreement between the Company and Rudiger Dahle dated December 15,
     1995.

                               EXHIBIT B

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                        [LOGO]  EP MEDSYSTEMS, INC.

 WARRANT FOR THE PURCHASE OF __________________ SHARES OF COMMON STOCK

Warrant No. EP99- ______This Warrant Expires on ___________________, 2004


      THIS CERTIFIES that, for value received, ________________________________________, a _____________________________ ,
with an address at ______________________________________ (including any permitted transferee, the "Holder"), is the registered holder of this Warrant, which represents the right to purchase ________________________ (_______) fully paid and nonassessable shares of the common stock, no par value, $.001 stated value (the "Common Stock") of EP MedSystems, Inc., a New Jersey corporation (the "Company"), at an initial exercise price equal to Three Dollars and Fifty Cents ($3.50) per share (subject to adjustment as provided herein) (the "Exercise Price") upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on _________________, 2004, New York time (the "Exercise Period").

     This Warrant is issued pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of August 31, 1999 by and among the Company and the entities listed on Schedule I thereto (the "Purchase Agreement"). As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1.    EXERCISE OF WARRANT.

           (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company, 100 Stierli Court, Suite 107, Mount Arlington, New Jersey 07856,
Attention: President, or at such other place as is designated in writing by the Company. Such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company.

           (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 1(b) shall equal the quotient that is obtained when the product of the Maximum Number and the difference between the Current Weighted Market Price and the then current Exercise Price is divided by the then Current Weighted Market Price per share (as hereinafter defined). The Current Weighted Market Price shall mean the average closing price of the Common Stock of the Company for the prior twenty (20) consecutive trading days preceding the Company's receipt of the Exercise Notice. The following is an example of the determination of the Cashless Exercise Number:

                X =  Y(A-B)
                      A

           Where      X =  the Cashless Exercise Number

                      Y =  the Maximum Number

                      A = the Current Weighted Market Price of one share of the Common Stock (at the date of such calculation)

                      B = the current Exercise Price (as adjusted to the date of such calculation).

     2. ISSUANCE OF CERTIFICATES UPON EXERCISE. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. COMPANY'S RIGHT TO REPURCHASE WARRANT. Notwithstanding any of the other provisions of this Warrant, the Company shall have the right to call, redeem and repurchase all or any part of this Warrant upon thirty (30) calendar days prior written notice to the Holder (the "Repurchase Period") at $.01 per share (the "Repurchase Price") at any time after the average closing price of the Common Stock of the Company for any twenty (20) consecutive trading days has equaled or exceeded $4.125 (subject to adjustment as provided below) (the "Trigger Price"). Notice of any such repurchase will be mailed by the Company to the Holder (the "Repurchase Notice"). Unless, prior to the expiration of the Repurchase Period, the Holder exercises its right to purchase the Warrant Shares covered by the Repurchase Notice, the Holder will forfeit its right to do so, and will be entitled only to payment of the Repurchase Price of such Warrant Shares so designated for repurchase. In the event the Company shall call, redeem or otherwise repurchase all or any part of this Warrant, the same shall thereupon be delivered by the Holder to the Company and be canceled by the Company and retired. The Trigger Price shall be subject to the same adjustment provided to be made to the Exercise Price pursuant to Section 6 below.

     4. TRANSFER; RESTRICTIONS ON TRANSFER; COMPLIANCE WITH THE ACT; REGISTRATION RIGHTS.

           (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

           (b) The Holder acknowledges that the Holder has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by
Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Purchase Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically noted in Section 4(c) below, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

           (c) The Holders of this Warrant and the Warrant Shares are entitled to the rights and benefits of all the terms, provisions and conditions of that certain Registration Rights Agreement dated of even date herewith between the Company and the purchasers listed on Schedule I thereto (the "Registration Rights Agreement"), provided Holders of a majority of the Warrants issued hereunder give written notice of the exercise of the registration rights pursuant to the Registration Rights Agreement.

     5. NONASSESSABLE RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     6.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

           (a) In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

           (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price (as hereinafter defined) per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price and every adjustment shall be subject to Section 6(f) hereof. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

           (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

           (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 6(a), 6(b), or 6(c) above,
(ii) upon any issuance of securities pursuant to this offering of Warrants or the exercise of securities so issued, (iii) upon exercise of this Warrant or any other warrants issued by the Company and outstanding on the date hereof,
(iv) upon any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the Preamble hereof, (v) upon issuance or exercise of stock options granted to the directors or employees of the Company pursuant to the Company's stock option plans in effect on the date hereof, each as may have been amended from time to time, or (vi) upon the conversion of any outstanding convertible securities or convertible securities to be issued pursuant to agreements in effect on the date hereof) at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock, in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price and every adjustment shall be subject to Section 6(f) hereof. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to this Warrant if exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 6(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

           (e) For the purpose of any computation under this Section 6, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported closing sales price or the last reported closing bid price, as the case may be, on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

           (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05 (which amount will be proportionately adjusted in the event of stock splits or the like); provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

           (g) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

           (h)  Whenever there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent by certified or registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

           (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the market price of such share of Common Stock on the date of exercise of this Warrant, as determined in good faith by the Company's Board of Directors.

      7.   RECLASSIFICATION; REORGANIZATION OR MERGER.

           (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6 above.

           (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

           (c) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 7(a) in which the surviving, continuing, successor, purchasing or leasing corporation demands that all outstanding convertible notes and warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger Notice") thereof to the Holder advising the Holder of such transaction. The Holder shall have ten (10) days after the date of the Merger Notice to elect to (i) exercise this Warrant in the manner provided herein or (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. If the Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to shareholders in connection with any such transaction.

           (d) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     8. CERTAIN NOTICES TO THE HOLDER. In case at any time the Company shall propose to: (i) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock;
(ii) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; (iii) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or (iv) effect any liquidation, dissolution, or winding-up of the Company; then, and in any one or more of such cases, the Company shall give written notice thereof, by certified or registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen
(15) days prior to (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (y) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (z) the date of such action which would require an adjustment to the Exercise Price.

     9. ISSUE TAX. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     10. RESTRICTIVE LEGEND. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

     11. LOST WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     12. NO SHAREHOLDER RIGHTS. The Holder of this Warrant shall not have solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

     13. GOVERNING LAW. This Warrant has been negotiated and consummated in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

     14. JURISDICTION. Each of the Company and the Holder of this Warrant, irrevocably consents to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 15 hereof.

     15. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given:

     if to the Company:EP MedSystems, Inc.
                       100 Stierli Court
                       Suite 107
                       Mount Arlington, New Jersey 07856
                       Attention: President
                       Facsimile: (973) 398-8636

     if to the Holder:_____________________________________
                      _____________________________________
                      _____________________________________
                      Attention:_____________________________
                      Facsimile:_____________________________


or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof.




                       [signature page follows]

     IN WITNESS WHEREOF, this Warrant has been duly executed as of _____________________, 1999.


                           EP MEDSYSTEMS, INC.



                           By:________________________________________________
                           Name: David A. Jenkins
                           Title: President


                           HOLDER



                           By:________________________________________________
                           Name:
                           Title:

                          FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)






FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto:

Name:  _____________________________________________________________________

Address:
____________________________________________________________________________

Social Security or Employer Identification Number:__________________________

the right to purchase ____________ shares of Common Stock, no par value, $.001 stated value, of EP MedSystems, Inc. (the "Company") represented by the attached Warrant, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: ___________________


Signature: ____________________________________
Name:__________________________________________





                                NOTICE

THE SIGNATURE ON THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS
WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                         ELECTION TO EXERCISE


     The undersigned hereby exercises its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $________ by certified or bank cashier's check or wire transfer, and/or (ii) cancellation of Warrants to purchase ___ Warrant Shares based upon a Maximum Number (as therein defined) of ________, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

_________________________________________________

_________________________________________________

_________________________________________________
      (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

_________________________________________________

_________________________________________________

_________________________________________________
      (Print Name, Address and Social Security or Tax Identification Number)

                      Name of Holder
                      ______________________________

Dated:_____________                   ______________________________
                                      Signature
                                      ______________________________
                                      Print Name
                                      ______________________________
                                      Title (if entity)

Address:_________________________________________________________________

                                      ______________________________

                                      Signature Guarantee